77Q1(e)
SUB-INVESTMENT ADVISORY AGREEMENT
            AGREEMENT dated March 11, 2013, among BlackRock Resources & Commodities Strategy Trust, a Delaware statutory trust (the "Trust"), BlackRock Cayman Resources & Commodities Strategy Fund, Ltd., a wholly-owned subsidiary of the Trust formed in the Cayman Islands (the "Subsidiary"), BlackRock Advisors, LLC, a Delaware limited liability company (the "Advisor"), and BlackRock International Limited, a corporation organized under the laws of Scotland (the "Sub-Advisor").
The Trust and the Subsidiary are sometimes referred to herein collectively as the "Funds" or individually as a "Fund."
            WHEREAS, the Advisor has agreed to furnish
investment advisory services to the Trust, a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Subsidiary;
            WHEREAS, the Advisor wishes to retain the Sub-Advisor to provide it with certain sub-advisory services as described below in connection with Advisor's advisory activities on behalf of the Funds;
            WHEREAS, the investment management agreement among the Advisor, the Trust and the Subsidiary, dated March 17,
2011 (such agreement or the most recent successor agreement between such parties relating to advisory services to the
Funds is referred to herein as the "Advisory Agreement"), contemplates that the Advisor may appoint a sub-adviser to perform investment advisory services with respect to the Funds; and
            WHEREAS, this Agreement has been approved in
accordance with the provisions of the 1940 Act, and the Sub-Advisor is willing to furnish such services upon the terms and conditions herein set forth;
            NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:
            1.	Appointment.  The Advisor hereby appoints the
Sub-Advisor to act as sub-advisor with respect to the Funds
and the Sub-Advisor accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.  For the purposes of the rules of the
Financial Services Authority of the United Kingdom (the "FSA") and based on information obtained in respect of the Advisor, the Advisor will be treated by the Sub-Advisor as a
professional client.
            2.	Services of the Sub-Advisor.  Subject to the
succeeding provisions of this section, the oversight and supervision of the Advisor and the direction and control of the Board of Trustees of the Trust, the Sub-Advisor will
perform certain of the day-to-day operations of the Funds,
which may include one or more of the following services, at
the request of the Advisor: (a) acting as investment advisor for and managing the investment and reinvestment of those assets of the Funds as the Advisor may from time to time
request and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Funds and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Funds; (b) arranging, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets of the Funds; (c) providing investment research and credit analysis concerning the Funds' investments, (d) assist the Advisor in determining what portion of the Funds' assets will be invested in cash, cash equivalents and money market instruments, (e) placing orders for all purchases and sales of such investments made for the Funds, and (f) maintaining the books and records as are required to support the Funds investment operations. At the request of the Advisor, the Sub-Advisor will also, subject to the oversight and supervision of the Advisor and the direction and control of the Board of Trustees of the Trust, provide to the Advisor or the Funds any of the facilities and equipment and perform any of the services described in Section 3 of the Advisory Agreement. In addition, the Sub-Advisor will keep the Funds and the Advisor informed of developments materially affecting the Funds and shall, on its own initiative, furnish to the Funds from time to time whatever information the Sub-Advisor believes appropriate for this purpose. The Sub-
Advisor will periodically communicate to the Advisor, at such times as the Advisor may direct, information concerning the purchase and sale of securities for the Funds, including: (a) the name of the issuer, (b) the amount of the purchase or sale,
(c) the name of the broker or dealer, if any, through which
the purchase or sale is effected, (d) the CUSIP number of the instrument, if any, and (e) such other information as the Advisor may reasonably require for purposes of fulfilling its obligations to the Funds under the Advisory Agreement. The Sub-Advisor will provide the services rendered by it under this Agreement in accordance with the Trust's investment objectives, policies and restrictions (as currently in effect and as they may be amended or supplemented from time to time)
as stated in the Trust's Prospectus and Statement of
Additional Information and the resolutions of the Trust's
Board of Trustees.
The Sub-Advisor represents, warrants and covenants that it is authorized and regulated by the FSA.
            3.	Covenants. (a)  In the performance of its duties
under this Agreement, the Sub-Advisor shall at all times
conform to, and act in accordance with, any requirements
imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers
Act") and all applicable Rules and Regulations of the
Securities and Exchange Commission (the "SEC"); (ii) any other applicable provision of law; (iii) the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust,
as such documents are amended from time to time; (iv) the investment objectives and policies of the Trust as set forth in its Registration Statement on Form N-2; (v) the provisions of the Memorandum and Articles of Association of the
Subsidiary, as such documents are amended from time to time;
and (vi) any policies and determinations of the Board of
Trustees of the Trust.
                  (b)	In addition, the Sub-Advisor will:
            (i)	place orders either directly with the
issuer or with any broker or dealer.  Subject to the
other provisions of this paragraph, in placing
orders with brokers and dealers, the Sub-Advisor
will attempt to obtain the best price and the most
favorable execution of its orders.  The Advisor has
been provided with a copy of the Sub-Advisors's
order execution policy and hereby confirms that it
has read and understood the information in the order
execution policy and agrees to it.  In particular,
the Advisor agrees that the Sub-Advisor may trade
outside of the regulated market or multilateral
trading facility.  In placing orders, the Sub-
Advisor will consider the experience and skill of
the firm's securities traders as well as the firm's
financial responsibility and administrative
efficiency.  Consistent with this obligation, the
Sub-Advisor may select brokers on the basis of the
research, statistical and pricing services they
provide to the Funds and other clients of the
Advisor or the Sub-Advisor.  Information and
research received from such brokers will be in
addition to, and not in lieu of, the services
required to be performed by the Sub-Advisor
hereunder.  A commission paid to such brokers may be
higher than that which another qualified broker
would have charged for effecting the same
transaction, provided that the Sub-Advisor
determines in good faith that such commission is
reasonable in terms either of the transaction or the
overall responsibility of the Advisor and the Sub-
Advisor to the Funds and their other clients and
that the total commissions paid by the Funds will be
reasonable in relation to the benefits to the Funds
over the long-term.  In no instance, however, will
the Funds' securities be purchased from or sold to
the Advisor, the Sub-Advisor or any affiliated
person thereof, except to the extent permitted by
the SEC or by applicable law.  Subject to the
foregoing and the provisions of the 1940 Act, the
Securities Exchange Act of 1934, as amended, and
other applicable provisions of law, the Sub-Advisor
may select brokers and dealers with which it or the
Funds are affiliated;
            (ii)	maintain books and records with
respect to the Funds' securities transactions and
will render to the Advisor and the Trust's Board of
Trustees such periodic and special reports as they
may request;
            (iii)	maintain a policy and practice of
conducting its investment advisory services
hereunder independently of the commercial banking
operations of its affiliates.  When the Sub-Advisor
makes investment recommendations for the Funds, its
investment advisory personnel will not inquire or
take into consideration whether the issuer of
securities proposed for purchase or sale for the
Funds' accounts are customers of the commercial
department of its affiliates; and
            (iv)	treat confidentially and as
proprietary information of the Funds all records and
other information relative to the Funds, and the
Trust's prior, current or potential shareholders,
and will not use such records and information for
any purpose other than performance of its
responsibilities and duties hereunder, except after
prior notification to and approval in writing by the
Funds, which approval shall not be unreasonably
withheld and may not be withheld where the Sub-
Advisor may be exposed to civil or criminal contempt
proceedings for failure to comply, when requested to
divulge such information by duly constituted
authorities, or when so requested by the Funds.
            4.	Services Not Exclusive.  Nothing in this
Agreement shall prevent the Sub-Advisor or any officer,
employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.
            5.	Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the
Funds are the property of the Funds as the case may be and further agrees to surrender promptly to the Funds any such records upon the Funds' request as the case may be. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act (to the extent such books and records are not maintained by the Advisor).
            6.	Expenses.  During the term of this Agreement,
the Sub-Advisor will bear all costs and expenses of its employees and any overhead incurred by the Sub-Advisor in connection with its duties hereunder; provided that the Board of Trustees of the Trust may approve reimbursement to the Sub-Advisor of the pro-rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar
employment costs for the time spent on the Funds' operations (including, without limitation, compliance matters) (other than the provision of investment advice and administrative services required to be provided hereunder) of all personnel employed by the Sub-Advisor who devote substantial time to the Funds' operations or the operations of other investment companies advised or sub-advised by the Sub-Advisor.
            7.	Compensation.
            (a)	For that portion of the Funds for which the Sub-
Advisor acts as sub-adviser, the Advisor agrees to pay to the Sub-Advisor and the Sub-Advisor agrees to accept as full compensation for all services rendered by the Sub-Advisor pursuant to this Agreement, an annual fee in arrears in an amount equal to 50.6% of the management fees received by the Advisor from the Funds with respect to the average daily value of the Managed Assets of the Funds allocated to the Sub-Advisor.
            (b)	For purposes of this Agreement, the Managed
Assets of the Funds shall be calculated pursuant to the procedures adopted by resolutions of the Board of Trustees of the Trust for calculating the value of the Funds' assets or delegating such calculations to third parties.
            (c)	If Advisor waives any or all of its advisory fee
payable under the Advisory Agreement, or reimburses the Trust pursuant to Section 8(b) of that Agreement, with respect to the Fund, Sub-Advisor will bear its share of the amount of
such waiver or reimbursement by waiving fees otherwise payable to it hereunder on a proportionate basis to be determined by comparing the aggregate fees that would otherwise be paid to it hereunder with respect to the Fund to the aggregate fees
that would otherwise be paid by the Trust to Advisor under the Advisory Agreement with respect to the Fund. Advisor shall inform Sub-Advisor prior to waiving any advisory fees.
            8.	Indemnity.
            (a)	The Trust may, with the prior consent of the
Board of Trustees of the Trust, including a majority of the trustees of the Trust that are not "interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act), indemnify the Sub-Advisor and each of the Sub-Advisor's directors, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Sub-Advisor's request as director, officer, partner, member, trustee or the like of another entity) (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or
criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Trust and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no
Indemnitee shall be indemnified hereunder against any
liability to the Trust, the Subsidiary, or the Trust's shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnitee's position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by
such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the
best interests of the Trust and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Trust and did not involve disabling conduct by such Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Trustees of the Trust, including a majority of the trustees of the Trust who are not "interested persons" of the Trust (as defined in
Section 2(a)(19) of the 1940 Act).
            (b)	The Trust shall make advance payments in
connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Trust unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the trustees of the Trust determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnitee shall provide a security for such Indemnitee-undertaking, (B) the Trust shall be insured against losses arising by reason of any unlawful advance, or (C) a majority of a quorum consisting of trustees of the Trust who are
neither "interested persons" of the Trust (as defined in
Section 2(a)(19) of the 1940 Act) nor parties to the
proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.
            (c)	All determinations with respect to
indemnification hereunder shall be made (1) by a final
decision on the merits by a court or other body before whom
the proceeding was brought that such Indemnitee is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Trust, or (ii) if such a quorum is not obtainable or even, if obtainable, if a
majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized shall be made in accordance with the immediately preceding clause (2) above.
            The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.
            9.	Limitation on Liability.
            (a)	The Sub-Advisor will not be liable for any error
of judgment or mistake of law or for any loss suffered by the Advisor or by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of
its duties or from reckless disregard by it of its duties
under this Agreement. As used in this Section 8(a), the term "Sub-Advisor" shall include any affiliates of the Sub-Advisor performing services for the Fund contemplated hereby and partners, directors, officers and employees of the Sub-Advisor and such affiliates.
            (b)	Notwithstanding anything to the contrary
contained in this Agreement, the parties hereto acknowledge
and agree that, as provided in Section 5.1 of Article V of the Agreement and Declaration of Trust, this Agreement is executed by the Trustees and/or officers of the Trust, not individually but as such Trustees and/or officers of the Trust, and the obligations hereunder are not binding upon any of the Trustees or Shareholders individually but bind only the estate of the Trust.
            10.	Duration and Termination.
            (a)	This Agreement shall become effective as of the
date hereof and, unless sooner terminated with respect to the Trust as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Trust for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust's Board of Trustees or a vote of a majority of the outstanding voting securities of the
Trust at the time outstanding and entitled to vote and (b) by the vote of a majority of the Trustees, who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a
meeting called for the purpose of voting on such approval.
            (b)	Notwithstanding the foregoing, this Agreement
may be terminated by the Trust or the Advisor at any time, without the payment of any penalty, upon giving the Sub-
Advisor 60 days' notice (which notice may be waived by the Sub-Advisor), provided that such termination by the Trust or the Advisor shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the voting securities of the Trust at the time outstanding and entitled to vote, or by the Sub-Advisor on 60 days' written notice
(which notice may be waived by the Trust and the Advisor), and will terminate automatically upon any termination of the Advisory Agreement between the Trust and the Advisor. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the 1940 Act.)
            11.	Notices.  Any notice under this Agreement shall
be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.
            12.	Amendment of this Agreement.  This Agreement may
be amended by the parties only if such amendment is
specifically approved by the vote of the Board of Trustees of the Trust, including a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Fund.
            13.	Miscellaneous.  The captions in this Agreement
are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties
hereto and their respective successors.
            14.	Governing Law.  This Agreement shall be governed
by and construed in accordance with the laws of the State of
New York for contracts to be performed entirely therein
without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.
            15.	Counterparts.  This Agreement may be executed in
counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.
[Signature Page Follows]


            IN WITNESS WHEREOF, the parties hereto have caused
this instrument to be executed by their duly authorized
officers designated below as of the day and year first above written.
BLACKROCK ADVISORS, LLC
By:  	/s/ Neal J. Andrews
	Name:  Neal J. Andrews
	Title:    Managing
Director
BLACKROCK INTERNATIONAL
LIMITED
By:  	/s/ Katie Smith
	Name:
	Title:
BLACKROCK INTERNATIONAL
LIMITED
By:  	/s/ Gregor Craig
	Name:
	Title:
BLACKROCK RESOURCES &
COMMODITIES STRATEGY TRUST
By:  	/s/ John
Perlowski____________
	Name: John Perlowski
	Title:   President and Chief
Executive Officer
BLACKROCK CAYMAN RESOURCES &
COMMODITIES STRATEGY FUND,
LTD.
By:  	/s/ Benjamin
Archibald_________
	Name:  Benjamin Archibald
	Title:    Assistant
Secretary
1
1060338.01-NYCSR01A		MSW - Draft February 6, 2013 - 2:59 PM
Signature Page to BIL Sub-Investment Advisory Agreement

1060338.01-NYCSR01A		MSW - Draft February 6, 2013 - 2:59 PM